As filed with the Securities and Exchange Commission on September 2, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

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Freedom Capital Corporation

(Exact name of registrant as specified in its charter)

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Maryland		47-1709055
(State of incorporation or organization)		(I.R.S. Employer Identification No.)

1506 Wilson Boulevard, Suite 450
Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered		Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☒

Securities Act registration statement file number to which this form relates:
333-202461

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are common stock, par value $0.001 per share, of Freedom Capital Corporation (the “Registrant”). The description of the shares of common stock contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-202461), filed with the Securities and Exchange Commission on March 3, 2015 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-202461) and are hereby incorporated herein by reference:

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit (a)(1) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on May 4, 2015 (Registration No. 333-202461)).
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on May 4, 2015 (Registration No. 333-202461)).
4.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on May 4, 2015 (Registration No. 333-202461)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 2, 2015

Freedom Capital Corporation

By: /s/ Jeffrey McClure
Name: Jeffrey McClure
Title: President and Chief Executive Officer